NUVEEN OPEN-END FUNDS

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENTS

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Nuveen Asset Management, LLC, a Delaware limited liability company (the “Sub-Adviser”) have entered into Sub-Advisory Agreements (the “Agreements”), pursuant to which the Sub-Adviser furnishes investment advisory services to various open-end funds as listed on attached Schedule A (Nuveen Open-End Funds); and

WHEREAS, pursuant to the terms of each Agreement, the Agreement shall continue in force from year to year, provided that such continuance is specifically approved for each Portfolio (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Directors/Trustees of each Open-End Fund, including the independent Directors/Trustees, at a meeting called in part for the purpose of reviewing the Agreements, have approved the continuance of each Agreement with respect to each Portfolio until August 1, 2020, in the manner required by the Investment Company Act of 1940.

Dated as of July 24, 2019

NUVEEN FUND ADVISORS, LLC

By:          /s/ Christopher M. Rohrbacher

Its:           Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

By:          /s/ Gifford R. Zimmerman

Its:           Managing Director

ATTEST:

/s/ Virginia O’Neal

Schedule A

NUVEEN MUNICIPAL TRUST

         Nuveen All-American Municipal Bond Fund

         Nuveen High Yield Municipal Bond Fund

         Nuveen Intermediate Duration Municipal Bond Fund

         Nuveen Limited Term Municipal Bond Fund

         Nuveen Short Duration High Yield Municipal Bond Fund

         Nuveen Strategic Municipal Opportunities Fund

NUVEEN MULTISTATE TRUST I

         Nuveen Arizona Municipal Bond Fund

         Nuveen Colorado Municipal Bond Fund

         Nuveen Maryland Municipal Bond Fund

         Nuveen New Mexico Municipal Bond Fund

         Nuveen Pennsylvania Municipal Bond Fund

         Nuveen Virginia Municipal Bond Fund

NUVEEN MULTISTATE TRUST II

         Nuveen California High Yield Municipal Bond Fund

         Nuveen California Intermediate Municipal Bond Fund

         Nuveen California Municipal Bond Fund

         Nuveen Connecticut Municipal Bond Fund

         Nuveen Massachusetts Municipal Bond Fund

         Nuveen New Jersey Municipal Bond Fund

         Nuveen New York Municipal Bond Fund

NUVEEN MULTISTATE TRUST III

         Nuveen Georgia Municipal Bond Fund

         Nuveen Louisiana Municipal Bond Fund

         Nuveen North Carolina Municipal Bond Fund

         Nuveen Tennessee Municipal Bond Fund

NUVEEN MULTISTATE TRUST IV

         Nuveen Kansas Municipal Bond Fund

         Nuveen Kentucky Municipal Bond Fund

         Nuveen Michigan Municipal Bond Fund

         Nuveen Missouri Municipal Bond Fund

         Nuveen Ohio Municipal Bond Fund

         Nuveen Wisconsin Municipal Bond Fund

NUVEEN INVESTMENT TRUST

         Nuveen Equity Market Neutral Fund

         Nuveen Large Cap Core Fund

         Nuveen Large Cap Growth Fund

         Nuveen Large Cap Value Fund

NUVEEN INVESTMENT TRUST II

         Nuveen Equity Long/Short Fund

         Nuveen International Growth Fund

NUVEEN INVESTMENT TRUST V

         Nuveen Global Real Estate Securities Fund

         Nuveen Gresham Diversified Commodity Strategy Fund

         Nuveen Multi-Asset Income Fund

         Nuveen Multi-Asset Income Tax-Aware Fund

         Nuveen Preferred Securities and Income Fund f/k/a Nuveen Preferred Securities Fund

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

         Municipal Total Return Managed Accounts Portfolio

NUVEEN INVESTMENT FUNDS, INC.

         Nuveen Dividend Value Fund

         Nuveen Global Infrastructure Fund

         Nuveen High Income Bond Fund

         Nuveen Large Cap Select Fund

         Nuveen Mid Cap Growth Opportunities Fund

         Nuveen Mid Cap Value Fund

         Nuveen Minnesota Intermediate Municipal Bond Fund

         Nuveen Minnesota Municipal Bond Fund

         Nuveen Nebraska Municipal Bond Fund

         Nuveen Oregon Intermediate Municipal Bond Fund

         Nuveen Real Asset Income Fund

         Nuveen Real Estate Securities Fund

         Nuveen Short Term Municipal Bond Fund

         Nuveen Small Cap Growth Opportunities Fund

         Nuveen Small Cap Select Fund

         Nuveen Small Cap Value Fund

         Nuveen Strategic Income Fund

NUVEEN STRATEGY FUNDS, INC.

         Nuveen Strategy Aggressive Growth Allocation Fund

         Nuveen Strategy Balanced Allocation Fund

         Nuveen Strategy Conservative Allocation Fund

         Nuveen Strategy Growth Allocation Fund